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                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 ------------


                                   FORM 8-K

                                CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                             EXCHANGE ACT OF 1934


                                 ------------


                               OCTOBER 15, 1998
                               (Date of Report)


                            INTERPHASE CORPORATION
            (Exact name of registrant as specified in its charter)


         TEXAS                     0-13071                  75-1549797
    (State or other              (Commission             (I.R.S. Employer
    jurisdiction of              File Number)           Identification No.)


                               13,800 SENLAC
                          DALLAS, TEXAS 75234-8823
                  (Address of principal executive offices)

                               (214) 654-5000
                      (Registrant's telephone number,
                            including area code)

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     ITEM 5.  OTHER EVENTS.

     Interphase Corporation (the "Registrant") has entered into a Stock Redemption Agreement, dated as of October 15, 1998, with Motorola, Inc. ("Motorola") providing for the redemption by the Registrant of 660,000 shares of Common Stock of the Registrant (the "Shares") owned by Motorola. The Shares constitute 12% of the issued and outstanding Common Stock of the Registrant.

     The Registrant will redeem the Shares quarterly over a 3-3/4 year period and will have the right to accelerate any quarterly payment upon at least 20 days prior notice to Motorola. The purchase price will be $6.25 per share, for a total of $4,125,000. Motorola will grant a proxy to the Registrant to vote all of the unpurchased Shares prior to their redemption. The Shares will be cancelled as they are redeemed.

     ITEM 7.  FINANCIAL STATEMENTS AND EXHIBIT.

          (c)  EXHIBIT.  The following exhibit is filed herewith:

               5.1 Stock Redemption Agreement, dated as of October 15, 1998, by and between the Registrant and Motorola, Inc.



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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   INTERPHASE CORPORATION
                                   (Registrant)



                                   By:  /s/ R. Stephen Polley
                                        ------------------------------
                                        R. Stephen Polley, Chairman
                                        and Chief Executive Officer

                                   Dated:  October 15, 1998